Exhibit 5.1

May 3, 2017

OncoGenex Pharmaceuticals, Inc.

19820 North Creek Parkway

Bothell, Washington 98011

Gentlemen and Ladies:

At your request, we have examined the Registration Statement on Form S-4 (File Number 333-216961) filed by OncoGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on March 27, 2017, as amended (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 90,076,564 shares of the Company’s Common Stock (the “Stock”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and Sixth Amended and Restated Bylaws (the “Bylaws”), the Agreement and Plan of Merger and Reorganization pursuant to which the Stock will be issued (the “Merger Agreement”), certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate, the Bylaws and the Merger Agreement, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock. In addition, we have assumed that the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under the Certificate, when the Stock is issued in accordance with the terms of the Merger Agreement without the breach or violation of any other agreement, commitment or obligation of the Company.

Based upon the foregoing, we are of the opinion that the up to 90,076,564 shares of Stock to be issued by the Company, when issued in accordance with the terms of the Merger Agreement, and delivered in the manner and for the consideration stated in the Registration Statement and the Proxy Statement/Prospectus/Information Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Proxy Statement/Prospectus/Information Statement constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance of the Stock, in accordance with the terms of the Merger Agreement, pursuant to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts of law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP